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EXHIBIT 10.1

                                  ALDEROX, INC

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is entered into as of this 6th day of August 2008, by and between Brian Creek ("Employee") and ALDEROX, INC., a Colorado Corporation with its principal place of business at 940 Calle Amanecer, Suite E, San Clemente, California, USA 92673 ("Alderox" or the "Company").

1. RECITALS:

1.1 The Company is in the business of manufacturing and marketing release agents and lubricants for asphalt, cement, mining and related industries, the formulation and ingredients of the release agent are confidential.

1.2 Employee has experience in the businesses conducted and to be conducted by the Company, or in related businesses, and desires to be employed by the Company, and the Company desires to employ the Employee, on the terms and conditions specified below:

2. COVENANTS:

In consideration of the recitals and mutual covenants contained herein, the parties agree that:

2.1 EMPLOYMENT. The Company will employ Employee to serve as Chief Financial Officer, with the duties listed and defined by the Company or the Board, in connection with the Company's operations and Employee does hereby accept such employment, all subject to the terms and provisions of this Agreement. Employee represents that he is legally free to enter into this Agreement and that it does not conflict with any of his duties or obligations to any other person and that he is not in any way restricted by any duties or obligations to any other person or entity from contributing his knowledge and talents to the Company in performing his duties hereunder.

2.2 START DATE. The start date of employment shall be September 9, 2008.

2.3 TERM. The Company or the Employee may at any time terminate this Agreement and the employment relationship on ninety (90) days' prior notice to the other within the first year of this agreement and on one-hundred eighty (180) days' notice thereafter.

2.4 COMPENSATION AND BENEFITS. During the term of employment, the Company agrees to compensate Employee (from the commencement date of this agreement) at the rate of not less than $150,000 per year base compensation. Thereafter, Employee's annual compensation shall be subject to annual review and shall be as may be established by the Board of Directors, but in no event shall Employee's minimum base compensation be reduced below $150,000 per year. Such compensation shall be payable monthly or on such more frequent basis as the Company may establish.

2.4.1 BONUSES. An annual bonus of up to 100% of the Employee's annual salary will be paid to Employee in the second month following the month of the fiscal year end, the amount of which is based upon attainment of the Company's annual budgeted Net Income according to the formula detailed in Schedule A. Employee shall be entitled to participate, without proration, in the bonus program for the fiscal year in which he is hired.


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2.4.2 STOCK OPTIONS. Employee shall be granted stock options as described in the
      Stock Option Agreement and shall represent a total of 1,900,000 options granted and vesting according to the following schedule. 40% granted on the date of the contract and vesting on the first anniversary of the contract, 30% granted on the first anniversary of the contract and vesting on the second anniversary of the contract and a final 30% granted on the second anniversary of the contract and vesting on the third anniversary of the contract. In the event of a change of control (as that term is commonly defined) of the Company, all options granted to the Employee are deemed to have vested the day prior to such change in control. All options expire 5 years from the vesting date. The strike price of the options will be set based upon the average closing price of the Company's stock during the twenty days immediately prior to the grant date. In the event that the Company elects to issue additional shares of stock, warrants, or convertible debt, subsequent to the contract date, the Company's Board of Directors shall consider whether additional shares or options should be granted to Employee in order to adjust for the dilution suffered by the issuance of the new shares.

2.4.3 RENT EXPENSE. The Company shall work with Employee and shall lease a residence chosen by Employee for a period not to exceed 12 months and for a monthly lease amount of not more than $3,500 per month. Employee shall assume responsibility for full payment of this lease beginning the earlier of: a) the month after the sale of Employee's current residence in Chicago; or b) month ten.

2.4.4 MOVING ALLOWANCE. The Company will pay the full cost of the Employee's move from his residence in Chicago, either by paying the moving company directly, or by reimbursing Employee for the cost of the move, grossed up for the tax effect of such reimbursement. Employee agrees to undertake the move in a cost-effective manner, and to provide the Company with an estimate of the cost of the move in advance, if one is requested.

2.4.5 EXPENSE REIMBURSEMENT. The Company agrees to reimburse Employee promptly for, or to pay on behalf of Employee, any reasonable expenses incurred by Employee (to the extent not paid by others) in the furtherance of the goals of the Company upon submission of a satisfactory accounting by Employee.

2.4.6 PAID VACATION. Four (4) weeks annual paid vacation. Vacation shall accrue on a monthly basis or part thereof; however, once unused vacation has accrued to a maximum of four (4) weeks, accrual of additional vacation shall cease until the balance of accrued vacation has been reduced below three (3) weeks. The Company will not cause the vacation accrual to cease by withholding its approval of any of the Employee's vacation requests.

2.4.7 AUTO ALLOWANCE. Employee shall receive an auto allowance of $575 per month as full compensation for use of employee's personal auto for company related business.

2.4.8 MEDICAL & DENTAL. Employee shall receive both medical and dental coverage, as per ALDEROX's standard employee coverage.

2.4.9 Any other standard benefits that may be established by the Company or its affiliates for its employees.


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2.5 DUTIES. Employee will devote his time, energy and attention to the development of ALDEROX's scope of business and to perform such reasonable responsibilities and duties as may be assigned from time to time by the Company and its Board of Directors. These matters will include (not listed in order of importance), but shall not be limited to, the following:

      (a) Keep the Board of Directors properly and fully informed of his conduct of the business;

      (b)   Establish internal controls and systems;

      (c)   Direct the financial and accounting affairs of the Company;

      (d) The Employee will take on the usual duties that are involved with the position of CFO in accordance with the terms and conditions of this document, with the articles of incorporation of the Company, with the law and with the instructions and directives of the Board of Directors;

      (e) Other tasks that may be determined by the Board of Directors from time to time; and

      (f) Courteous and professional representation of the Company at all times

2.6 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. It is understood that Employee will acquire and be informed of confidential technical and/or business information used by and belonging to the Company ("Confidential Information"), including Confidential Information as defined in the Company's EMPLOYEE NON-DISCLOSURE AGREEMENT. Employee agrees that some or all of such Confidential Information is in the nature of trade secrets and is the sole property of the Company. Employee will keep confidential, and will not disclose to any third person or entity, any Confidential Information without Employer's consent and pursuant to the proceedings further defined in the Company's EMPLOYEE NON-DISCLOSURE AGREEMENT.

3 CONFIDENTIALITY

3.1 CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. Employee agrees that upon termination of employment, he or she shall surrender promptly to the Company any and all documents and property of the Company, including, but not limited to: reports, drawings, manuals, correspondence, customer lists and other Confidential Information which he or she may possess, and all other materials and all copies thereof relating in any way to the Company's business, or in any way obtained by the Employee during the course of his employment, and that he shall not retain any copies, notes or abstracts of the foregoing. Employee further agrees that such documents, lists and information shall be and remain the sole property of the Company. All of the terms of paragraph 2.8 shall remain in full force and effect both during the continuation of employment of Employee by the Company and after the termination of employment for any reason.

3.2 CONFIDENTIALITY. Employee agrees to execute standard Company documents establishing the Employee's duties of confidentiality and the rights of the Company to all inventions, trade secrets, etc., developed by the Employee in the course of his employment, namely the EMPLOYEE NON-DISCLOSURE AGREEMENT.

4 OTHER PROVISIONS

4.1 NON-COMPETITION. Employee agrees that during the term of his/her employment by Company, Employee will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company and its subsidiaries and affiliate operations, nor solicit or in any other manner work for or assist any business which is competitive to the Company and its subsidiaries and affiliate operations.


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4.2 NON-PARTICIPATION IN COMPETITIVE ACTIVITIES. During the term of this agreement, Employee will undertake no planning for or organization of any business activity competitive with the work he/she performs as an Employee of the Company and its subsidiaries and affiliate operations, and Employee will not combine or participate with other employees of the Company and its subsidiaries and affiliate operations for the purpose of organization of any such competitive business activity.

4.3 ASSIGNMENT TO COMPANY OF PROPRIETARY RIGHTS. Employee agrees to execute any and all documents and take any and all other actions necessary or desirable for the assignment to the Company and its subsidiaries and affiliate operations of all of his/her interests in any Confidential Information, trade secrets, copyrightable materials and patentable or patented ideas developed by him/her, alone or in conjunction with others, in the course of his/her employment by the Company.

4.4 INJUNCTIVE RELIEF. THE PARTIES HERETO agree and acknowledge that many of the rights conveyed by this Agreement are of a unique and special nature and that the Company and its subsidiaries and affiliate operations will not have an adequate remedy at law in the event of failure of Employee to abide by its terms and conditions, nor will money damages adequately compensate for such injury. It is, therefore, agreed between the parties that in the event of breach by Employee of Employee's covenants contained in this Agreement, the Company and its subsidiaries and affiliate operations shall have the rights, among other rights, to damages sustained thereby and to a preliminary or permanent injunction to restrain Employee from the prohibited acts. Employee agrees that this Paragraph shall survive for one year after the termination of his employment, and Employee shall be bound by its terms for a period of one year subsequent to the termination of his/her employment, providing that the Company and its subsidiaries and affiliate operations continue to conduct the same business or businesses as they were conducting during the period of this Agreement. Nothing herein contained shall in any way limit or exclude any and all other rights granted by law or equity to the Company and its subsidiaries and affiliate operations.

4.5 TERMINATION OF EMPLOYMENT. If Employee's employment terminates or is terminated, the rights and obligations of the parties shall depend upon the reason for termination. Termination may occur for any one of the following reasons: termination by the Company for cause, termination by the Company without cause, termination by Employee without cause, termination by Employee with cause, or termination of Employee by reason of his death or long-term disability.

4.5.1 TERMINATION BY COMPANY FOR CAUSE. In the event of termination by the Company for cause, which shall consist only of specific actions knowingly and intentionally taken by Employee to the specific material detriment of the Company and not reasonably intended by Employee to benefit the Company, the Employee will only be eligible to receive any unpaid salary accrued through the last day of employment. Employee agrees, if he/she is so terminated for cause, that, for a period of one year following the termination of employment of the Employee, Employee will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company and its subsidiaries and affiliates utilizing any Confidential Information acquired while organizing, founding, or acting as an officer, director or employee of the Company, its subsidiaries or affiliates, nor solicit customers, investors, service providers, or strategic partners of the Company, with the Company's, or its subsidiary's or affiliates' business whether by interfering with or raiding their employees, or disrupting or interfering with their relationships with customers, investors, service providers, or strategic partners.


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4.5.2 TERMINATION BY COMPANY WITHOUT CAUSE. In the event of termination by the
      Company without cause, i.e., an involuntary termination Employee shall be entitled to all unpaid salary, bonuses, and other benefits accrued through the last day of employment plus 12 months salary and benefits from the date of termination. Company must give Employee a minimum of 30 days notice of termination in writing.

4.5.3 TERMINATION BY EMPLOYEE WITHOUT CAUSE. In the event of termination by Employee without cause, i.e., a voluntary termination, the Employee will receive all unpaid salary, bonuses, and other benefits accrued through the last day of employment Employee must give the Company a minimum of 30 days notice of termination in writing. Employee agrees, if he/she so terminates without cause, that, for a period of one year following the termination of employment of the Employee, Employee will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company and its subsidiaries and affiliates utilizing any Confidential Information acquired while organizing, founding, or acting as an officer, director or employee of the Company, its subsidiaries, or affiliates, nor solicit customers, investors, service providers, or strategic partners of the Company, or any of its subsidiaries or operating affiliates; or disrupt, damage, impair or interfere with the Company's, or its subsidiary's or affiliates' business whether by interfering with or raiding their employees, or disrupting or interfering with their relationships with customers, investors, service providers or strategic partners. Thereafter, he/she will be free to so compete or participate with a competitor.

4.5.4 TERMINATION BY EMPLOYEE WITH CAUSE. In the event of termination by Employee with cause, which shall consist only of a material breach of the agreement by the Company including, without limitation, nonpayment of salary or other compensation due, non-reimbursement of business expenses, or failure to provide either health insurance allowance or coverage or other benefits, the Company will have thirty days after receipt of notice of termination by Employee remedy the situation or to challenge the termination by Employee with cause. If Company does not remedy the situation within the allotted 30 day period, Employee shall be entitled to all unpaid salary, bonuses, and other benefits accrued through the last day of employment plus 6 weeks salary from the last day of employment.

4.5.5 TERMINATION BY DEATH OR DISABILITY. In the event of termination by reason of death of the Employee or the long-term disability of the Employee, Employee shall be entitled to termination pay equal to three month's pay plus three month's benefits, and will receive all unpaid salary, bonuses, and other benefits accrued through the last day of employment. All payments due under this paragraph will be made on the date of termination of employment. For purposes of this section, the Company may terminate the Employee due to long-term disability if the Employee is unable to perform any of his duties for a period of ninety consecutive days or more, for reasons of sickness or injury

4.5.6 TERMINATION FOR ANY REASON. In the event of termination for any reason, all pay due under this Agreement is payable by the Company within 30 days of the last day of employment.



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4.6 FUTURE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement of the parties relevant to the subject matter hereof, and it may be amended only by a written document signed by both Employee and Company.

4.7 GOVERNING LAW. The laws of California, without regard to conflicts of laws principles thereof, shall govern this Agreement and any legal proceedings will take place in California.

4.8 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties hereto.


                           EMPLOYEE:

                                        /S/ BRIAN CREEK                   8/8/08
                                        ----------------------------------------
                                        BRIAN CREEK




                                        ALDEROX, INC.



                                        By: /S/ MIKE DAVIES
                                            ------------------------------------
                                            Michael C. Davies


                                        Its. CEO, DIRECTOR